UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE CHEMOURS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1007 Market Street

Wilmington, Delaware 19801

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2020

The following Notice of Change of Location relates to the Proxy Statement dated March 13, 2020, furnished to shareholders of The Chemours Company in connection with the solicitation of proxies by the Board of Directors of The Chemours Company for use at the Annual Meeting of Shareholders to be held on April 28, 2020. This Notice is being filed with the Securities and Exchange Commission on April 10, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2020

To Shareholders of The Chemours Company:

NOTICE IS HEREBY GIVEN that the format of this year’s Annual Meeting of Shareholders (the “Annual Meeting”) has been changed from in-person to virtual-only.

This change was made to comply with the state of emergency orders issued by the Governor of the State of Delaware and recommendations from the World Health Organization and the U.S. Centers for Disease Control and Prevention with respect to the coronavirus (COVID-19) pandemic, and to support the health and well-being of our shareholders.

As previously announced, the Annual Meeting will be held on April 28, 2020 at 10:00 a.m. Eastern Time. The Annual Meeting will be accessible via live webcast at www.viewproxy.com/chemours/2020/vm. As described in the proxy materials previously distributed for the Annual Meeting, shareholders of record at the close of business on March 2, 2020 are entitled to vote at the Annual Meeting.

Shareholders will be afforded an opportunity to participate in the Annual Meeting similar to how they have been able to participate at our traditional in-person shareholder meetings. Specific time has been designated for a question and answer session at the end of the Annual Meeting.

To attend the Annual Meeting, you should register on or before April 24, 2020 by visiting www.allianceproxy.com/chemours/2020 and following the registration instructions:

•	If you hold your shares in your name or have received a proxy card or notice of internet availability, please click "Registration for Registered Holders" and enter your name, phone number, control number (found on your proxy card or notice of internet availability) and email address.

•	If you hold your shares through a bank or broker, please click "Registration for Beneficial Holders", enter your name, phone number and email address, provide proof of ownership in the form of a control number or bank/broker statement, and click submit. If you wish to vote your shares at the Annual Meeting, please also upload a copy of the legal proxy that you have obtained from your bank or broker.

The live, interactive meeting will begin promptly at 10:00 a.m. Eastern Time. To be admitted to the Annual Meeting, you must enter your control number and the password contained in your meeting registration confirmation. Participants are encouraged to visit the website in advance to test their systems for compatibility. For help resolving technical issues, you may contact virtualmeeting@viewproxy.com or call 866-612-8937.

Shareholders may vote during the Annual Meeting by following the instructions on the meeting website. However, whether or not you plan to attend the webcast, we urge you to vote and submit your proxy in advance by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

By Order of the Board of Directors,

David C. Shelton

Senior Vice President, General Counsel

and Corporate Secretary

April 10, 2020